Exhibit 10.2

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (this “Restated Agreement”) is made and entered into effective as of September 29, 2011 (the “Amendment Effective Date”) by and among New York University (“NYU”), 650 First Avenue, New York, N.Y. 10016, The South Alabama Medical Science Foundation (“SAMSF”), 307 University Boulevard, Mobile, Alabama 36688-0002, and Intellect USA, Inc. (“CORPORATION”), a corporation having an office at 45 West 36th Street, 3rd Floor, New York, New York 10018.  NYU, SAMSF and CORPORATION are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, NYU and CORPORATION (as successor in interest to Mindset Biopharmaceuticals USA, Inc. and Mindset Limited) are parties to that certain License Agreement, dated as of as of August 10, 1998, as amended, including by an Amendment to License Agreement dated September, 2002, and by a letter agreement dated January 11, 2006 (collectively, the “NYU Agreement”);

WHEREAS, SAMSF and CORPORATION (as successor in interest to Mindset Biopharmaceuticals USA, Inc. and Mindset Limited) are parties to the Research and License Agreement made as of the August 10, 1998, as amended, including by Amendment I to the Research and License Agreement dated September 11, 2000, Amendment II to the Research and License Agreement dated September 1, 2002, and by a letter agreement dated January 11, 2006 (collectively, the “SAMSF Agreement,” and together with the NYU Agreement, the “Original University Agreements”);

WHEREAS, Dr. Miguel A. Pappolla (the “SAMSF Scientist”) of SAMSF and/or Dr. Blas Frangione and Dr. Jorge Ghiso (the “NYU Scientists”) have made certain inventions relating to use of melatonin and melatonin analogs in the prevention or treatment of amyloid-related disorders and in the use of melatonin analogs as anti-oxidants, all as more particularly described in issued U.S. patents owned by SAMSF and/or NYU and set forth in Appendix I (the “Pre-Existing Inventions”);

WHEREAS, CORPORATION seeks to enter into a transaction under which it will sublicense its rights under this Restated Agreement, and to facilitate that transaction NYU, SAMSF and CORPORATION now wish to further amend and restate the Original University Agreements in their entirety as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties do hereby, effective as of the Amendment Effective Date, amend and replace the Original University Agreements in their entirety with this Restated Agreement, to read as follows:

1.           Definitions

a.“Calendar Year” shall mean any consecutive period of twelve (12) months commencing on the first day of January of any year.

b.“Corporation Entity” shall mean any company or other legal entity which controls, or is controlled by, or is under common control with, CORPORATION; control means the holding of over fifty percent (50%) of (i) the capital and/or (ii) the voting rights and/or (iii) the right to elect or appoint directors.

c.“Date of First Commercial Sale” shall mean, with respect to a Licensed Product and country, the first sale for use of such Licensed Product in such country after any and all regulatory authorizations necessary for commercial sale of such Licensed Product in such country have been obtained.

d.“Effective Date” shall mean August 10, 1998, the effective date of each of the Original University Agreements.

d.           “Field” shall mean the diagnosis, prevention or treatment of any condition or disease in humans or animals.

e.           “License” shall mean the exclusive worldwide license to practice the University Research Technology (as hereinafter defined) for the development, manufacture, use and sale of the Licensed Products (as hereinafter defined).

f.           “Licensed Products” shall mean all products, drugs, diagnostic reagents, diagnostic methods, therapeutic agents and therapeutic methods covered by a claim of any unexpired UNIVERSITY Patents (as hereinafter defined) which has not been disclaimed or held invalid by a court of competent jurisdiction from which no appeal has been or can be taken.

g.           “Net Sales” shall mean, for any period, the gross amount invoiced by CORPORATION, its sublicensees or any of its or their respective affiliates for the sale or transfer of Licensed Products (the “Invoiced Sales”), less deductions for:  (a) normal and customary trade, quantity and cash discounts, credits, and sales returns and allowances, including (i) those granted on account of price adjustments, billing errors, rejected goods, damaged goods and returns, (ii) administrative and other fees and reimbursements and similar payments actually made to wholesalers and other distributors, buying groups, pharmacy benefit management organizations, health care insurance carriers and other customers or institutions in connection with the sale of Licensed Products, (iii) allowances, rebates and fees incurred on the sale of Licensed Product, and (iv) chargebacks; (b) freight, postage, shipping and insurance expenses to the extent that such items are incurred on the sale of Licensed Product; (c) customs and excise duties and other duties related to the sales to the extent that such items are incurred on the sale of Licensed Product; (d) rebates and similar adjustments made with respect to sales paid for by any governmental or regulatory authority; (e) sales and other taxes and duties directly related to the sale or delivery of Licensed Product(s) (but not including taxes assessed against the income derived from such sale); (f) any other similar and customary deductions that are substantially similar to any of the foregoing; and (g)  any such invoiced amounts that are not collected by CORPORATION, its sublicensees or any of its or their respective Affiliates; provided that such uncollected amount shall not exceed two percent (2%) of the invoiced amounts, less deductions under clauses (a) through (f) above.  Deductions pursuant to clause (g) above shall be taken in the calendar quarter in which the bad debt was recorded.  For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of such Licensed Product for use in any pre-clinical experiment, research or in any clinical trial or as samples, in each case, without charge or for a de minimis charge.  CORPORATION’s, any of its sublicensee’s or its or their respective affiliate’s transfer of Licensed Product to an affiliate or sublicensee shall not result in any Net Sales, unless such Licensed Product is used by such affiliate or sublicensee in the course of its commercial activities.

h.           “University Know-How” shall mean the Pre-Existing Inventions and any information and materials including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, materials, methods and processes and any drawings, plans, diagrams, specifications, software, and/or other documents containing such information, discovered, developed or acquired by, or on behalf of students or employees of SAMSF pursuant to the SAMSF Agreement, or on behalf of students or employees of NYU pursuant to the NYU Agreement, in each case during the term and in the course of the Research Project.

i.           “UNIVERSITY Patents” shall mean all United States and foreign patents and patent applications, and any divisions, continuations, in whole or in part, reissues, renewals and extensions thereof, and pending applications therefor which are identified on annexed Appendix I.

m.           “University Research Technology” shall mean all UNIVERSITY Patents and all University Know-How.

1.           “Payment Term” shall mean the period of time commencing on the Effective Date and continuing on a country-by-country basis, until the later of (a) the *** anniversary of the First Commercial Sale in such country; and (b) the date on which there is no claim of any unexpired UNIVERSITY Patent which has not been disclaimed or held invalid by a court of competent jurisdiction from which no appeal has been or can be taken that would be infringed by the development, manufacture, use or sale of the Licensed Products in such country in the absence of the License.

n.           “Research Project” shall mean the investigations at SAMSF previously conducted into the Field under the supervision of the SAMSF Scientist and the investigations at NYU previously conducted into the Field under the supervision of the NYU Scientists in accordance with the research program, as described in annexed Appendix II of the Original University Agreements.  For the avoidance of doubt, the Research Project was completed in 2001 and there are no UNIVERSITY Patents that are, as of the Amendment Effective Date, subject to continuing prosecution except as indicated in Appendix I.

2.           Amendment Effective Date

This Restated Agreement shall be effective as of the Amendment Effective Date and shall remain in full force and effect until it expires or is terminated in accordance with Section 14 hereof.

3.           Title

Subject to the License granted to CORPORATION hereunder, it is hereby agreed that all right, title and interest, in and to the University Research Technology, and in and to any drawings, plans, diagrams, specifications, software, or other documents containing any of the University Research Technology, shall vest jointly in SAMSF and NYU.

4.           Patents and Patent Applications

a.    At the initiative of either CORPORATION or NYU, the Parties shall consult with each other regarding the prosecution of all patent applications with respect to the University Research Technology.  Any patent applications relating to the UNIVERSITY Patents shall be filed, prosecuted and maintained by Fish & Richardson P.C. or such other patent counsel agreed to by NYU and CORPORATION.  Copies of all such patent applications and patent office actions shall be forwarded to each of NYU and CORPORATION.  In addition, SAMSF, NYU and CORPORATION, upon prior notice to and consent of the other Parties, which consent shall not unreasonably be withheld, shall each have the right to have such patent applications and patent office actions independently reviewed by other patent counsel separately retained by SAMSF, NYU or CORPORATION, respectively, at the cost of the Party retaining such counsel.

b.    Upon prior written approval by CORPORATION, all applications and proceedings with respect to the UNIVERSITY Patents shall be filed, prosecuted and maintained by NYU at the expense of CORPORATION.  Against the submission of invoices, CORPORATION shall reimburse NYU for all costs and fees incurred by NYU prior to and during the term of this Restated Agreement, in connection with the filing, maintenance, prosecution and protection and related interference, re-issuance, re-examination and opposition proceedings in connection with the UNIVERSITY Patents.

c.    NYU, SAMSF and CORPORATION shall assist, and cause their respective employees and consultants to assist, each other in assembling inventorship information and data for the filing and prosecution of patent applications on inventions pertaining to the Research Technology.

d.    If, at any time during the term of this Restated Agreement, CORPORATION decides that it is undesirable, as to one or more countries, to prosecute or maintain any patents or patent applications within the UNIVERSITY Patents, it shall give prompt written notice thereof to NYU, and upon receipt of such notice, CORPORATION shall be released from its obligations to bear all of the expenses to be incurred thereafter as to such countries in conjunction with such patent(s) or patent application(s) and such patent(s) or application(s) shall be deleted from the Research Technology and, subject to the rights of SAMSF in relation thereto, NYU shall be free to grant rights in and to such subject matter deleted from the Research Technology in such countries to third parties, without further notice or obligation to CORPORATION, and the CORPORATION shall have no rights whatsoever to exploit such subject matter deleted from the Research Technology in such countries.

e.    Nothing herein contained shall be deemed to be a warranty by NYU or SAMSF

i.           that NYU can or will be able to obtain any patent or patents on any patent application or applications in the UNIVERSITY Patents or any portion thereof, or that any of the UNIVERSITY Patents will afford adequate or commercially worthwhile protection, or

ii.           that the manufacture, use, or sale of any element of the University Research Technology or any Licensed Product will not infringe any patent(s) of a third party.

5.           Grant of License

a.           Subject to the terms and conditions hereinafter set forth and subject to all United States government rights whether now existing or to arise after the date hereof, NYU and SAMSF hereby grant to CORPORATION and CORPORATION hereby accepts from NYU and SAMSF the License.  NYU and SAMSF reserve the right to use, and to permit other non-commercial entities (but in no circumstances other commercial entities) to use, the University Research Technology for educational and research purposes but in no circumstances for commercial purposes.

b.           CORPORATION shall be entitled to grant sublicenses through multiple tiers of sublicensees under the License on terms and conditions materially in compliance and not inconsistent with the terms and conditions of this Restated Agreement (i) to a Corporation Entity or (ii) to other third parties for consideration and in an arms-length transaction.  All sublicenses shall only be granted by CORPORATION under a written agreement.  CORPORATION will provide to NYU a written notice setting forth in reasonable detail the nature and terms of such sublicense and the identity of the sublicensee, unless such sublicenses are granted by a sublicensee solely in connection with contract development activities or to third party distributors, or other ordinary course contracted activities, in which case no such notice shall be necessary.  Each sublicense granted by CORPORATION hereunder shall be subject and subordinate to the terms and conditions of this Restated Agreement in all material respects and shall contain (inter-alia) the following provisions:

i.
any and all sublicense agreements entered into by CORPORATION or any of its affiliates or sublicensees shall terminate upon the termination of this Restated Agreement, provided that, to the extent that any such sublicensee under any such sublicense agreement is not at such time in material breach of this Restated Agreement or such sublicense agreement, NYU shall enter into, on behalf of NYU and SAMSF, a license agreement directly with such sublicensee, under which such sublicensee shall (i) be granted the rights granted to it under the sublicense agreement, which shall be no greater than the rights granted to CORPORATION under this Restated Agreement, and (ii) pay to NYU and SAMSF the payments payable by it to CORPORATION or its affiliate or sublicensee under the sublicense Agreement, which shall be no less than the payments payable by CORPORATION to NYU and SAMSF under this Restated Agreement; and which shall otherwise be consistent with the terms of this Restated Agreement;

ii.
the sublicense shall not be assignable, in whole or in part, provided, however, that a sublicensee at any level may, without consent, assign or transfer any of its rights and obligations hereunder to (a) an affiliate of such sublicensee; or (b) to any third party having at least $10 million in net assets, with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Restated Agreement relates if in any such event (i) the assigning sublicensee (provided that it is not the surviving entity) remains jointly and severally liable with the relevant affiliate or third party assignee under this Restated Agreement, and (ii) the relevant affiliate assignee, third party assignee or surviving entity assumes in writing all of the assigning sublicensee’s obligations under this Restated Agreement;

iii.
both during the term of the sublicense and thereafter the sublicensee shall agree to a confidentiality obligation similar to that imposed on CORPORATION in Section 8 below, and that the sublicensee shall impose on its employees, both during the terms of their employment and thereafter, a similar undertaking of confidentiality; and

iv.
the sublicense agreement shall include the text of Sections 12 and 13 of this Restated Agreement and shall state that NYU and SAMSF are intended third party beneficiaries of such sublicense agreement for the purpose of enforcing such indemnification and insurance provisions.

6.           Payments for License

a.In consideration for the License granted herein, and during the Payment Term, CORPORATION shall make the following payments to each of NYU and SAMSF:

(i)
With respect to each Licensed Product, CORPORATION shall pay to each of NYU and SAMSF a royalty of *** percent (***%) of the Net Sales of CORPORATION or of Corporation Entity and a royalty of *** percent (***%) of Net Sales of a sublicensee of CORPORATION or Corporation Entity, provided always as follows:

(A) If at any time on or after January 1, 2009 any Licensed Product is in clinical development for any disease indication, but no Licensed Product is then being sold commercially as an approved drug, CORPORATION shall pay to each of NYU and SAMSF at the beginning of each such year an annual minimum royalty payment of *** dollars ($***) or a proportionate part thereof for the relevant part of the first applicable year if such condition is satisfied after January 1 in such year. As of the date of execution of this Restated Agreement, the *** under this Section 6(a)(i)(A) *** the ***, and ***, and following execution of this Restated Agreement *** as provided in ***, below.

(B) If on or after January 1, 2009, there is no Licensed Product in clinical development for any disease indication, and/or if at any time on or after January 1, 2009 any Licensed Product is being sold commercially as an approved drug, CORPORATION shall pay to each of NYU and SAMSF at the beginning of each such year an aggregate annual minimum royalty payment of *** dollars ($***) or a proportionate part thereof for the relevant part of the first applicable year if the condition contained in paragraph (A) above or the second condition contained in this paragraph (B) is satisfied after January 1 in such year.

(C)
All minimum royalty payments may be credited against any percentage royalties payable under Section 6(a)(ii)(C) in respect of Net Sales in any year. Minimum royalty payment obligations pursuant to the provisions of this Section 6(a)(i) shall terminate on the expiration date of the last to expire of the UNIVERSITY Patents.

(D)
Minimum royalty payments shall be made as specified in Section 6(b) hereof except that, if the royalty payments based on Net Sales paid pursuant to Section 6(a) hereof for the first six (6) months of the year exceed the minimum royalty payment for that year, no further minimum royalty payment shall be made for that year.

(E)
CORPORATION shall inform NYU in writing of the date of First Commercial Sale with respect to each Licensed Product in each country as soon as practicable after making of each such First Commercial Sale.

(F)
If, prior to the termination of the royalty obligations of CORPORATION or a sublicensee of CORPORATION under this Section 6(a)(i), this Restated Agreement has not been terminated pursuant to Section 14(b), then upon termination of the royalty obligations of CORPORATION or a sublicensee of CORPORATION under Section 6(a)(i) with respect to any Licensed Product in a particular country, the license grants to CORPORATION in Section 5(a) in respect of such Licensed Product shall become ***, fully paid-up and perpetual (unless terminated in accordance with Section 14(b) as a result of a breach by CORPORATION) with respect to such Licensed Product in such country.  Following any termination of CORPORATION’s or sublicensee of the CORPORATION’s obligation to pay royalties under Section 6(a)(i) in respect of any Licensed Product in a particular country, CORPORATION or sublicensee of CORPORATION shall only be responsible for any royalty payments based on Net Sales of such Licensed Product that occurred in such country prior to the effective date of such termination.

(ii)	CORPORATION shall make the following further payments to each of NYU and SAMSF:

(A)	In connection with Alzheimer’s Disease (“AD”), subject to the provisions of Sections 6(a)(ii)(C), (D) and (E) hereof:

(1)
On the execution of an amendment of the NYU Agreement CORPORATION was obligated to pay and has paid the sum of *** dollars ($***), receipt of which is hereby acknowledged by NYU, and on the execution of an amendment of the SAMSF Agreement CORPORATION was obligated to pay and has paid the sum of *** dollars ($***), receipt of which is acknowledged by SAMSF;

(2)
On the *** of the *** of ***, the sum of *** dollars *** to be paid in *** and *** installments of *** dollars ***. The first installment was due *** after the ***. Payment of all amounts due under the *** has been made under the ***, and receipt of such payments is hereby acknowledged;

(3)
On the *** of the *** of ***, the sum of *** to ***, but if CORPORATION funds a portion or all of the *** of ***, CORPORATION may defer payment of an amount equal to *** dollars *** multiplied by a fraction, the numerator of which is equal to the *** to the *** of *** and the denominator of which is equal to the *** of ***, until the first payment pursuant to paragraph *** hereof is due;

(4)
On the *** of the *** of ***, the sum of *** dollars *** to ***, but if CORPORATION funds a portion or all of the *** of ***, CORPORATION may defer payment of an amount equal to *** dollars *** multiplied by a fraction, the numerator of which is equal to the *** to the *** of ***, and the denominator of which is equal to the *** of ***, until the first payment pursuant to paragraph *** hereof is due;

(5)
On the *** of *** of the *** related to *** by the *** or the earlier *** of *** by ***, the sum of *** dollars *** to ***, but if CORPORATION shall elect to *** the *** of *** and *** of such *** to *** after the date of the ***, payment of that portion of said *** dollars *** calculated by multiplying said sum by a fraction the numerator of which is the amount of such *** by *** and the denominator of which is the *** of *** may be deferred until *** after the date of the ***; and

(6)
All payments made pursuant to the provisions of this Section 6(a)(ii)(A) shall be credited against and deducted from any payments otherwise due pursuant to the provisions of Section 6(a)(ii)(C), other than payments due under 6(a)(ii)(C)(1). Payment obligations pursuant to the provisions of this Section 6(a)(ii)(A) shall terminate on the expiration date of the last to expire of the UNIVERSITY Patents for milestones which have not occurred prior to such date.

(B)	In connection with all indications other than AD:

(1)	On the *** of *** of the *** related to ***, which is a ***, by *** or the earlier *** by an ***, the sum of *** dollars *** to ***; and

(2)	On the *** of *** of the *** related to a ***, which is *** by the *** or the earlier *** by an ***, the sum of *** dollars *** to each of ***.

(C)	CORPORATION shall pay to each of NYU and SAMSF:

(1)
*** dollars ($***), from the *** or other *** by a *** in consideration of *** which *** of any of CORPORATION’s *** to *** which, but for ***, would *** of the ***; together with *** dollars ($***)*** due under Section 6(a)(i)(A) of the ***, for a *** of *** dollars ($***);

(2)
*** dollars ($***) from any payment received by CORPORATION from a *** upon the *** of *** to a *** by the *** in accordance with *** or by *** in accordance with the applicable requirements administered by ***;

(3)
*** of all other  *** by CORPORATION from a *** or *** in *** of the *** of a *** of any of *** which, but for ***, would ***, other than *** related to events giving rise to *** under ***, or *** by CORPORATION after the *** of ***; and

(4)
*** dollars *** in addition to all other amounts due under this Agreement, including but not limited to milestone payments under Sections 6(a)(ii)(A) and 6(a)(ii)(B), upon receipt by CORPORATION of the *** from a *** or *** in *** of the *** of any of *** to *** which, but for ***, would ***, following ***.

(D)	For purposes of this Section 6(a):

(1)	*** means a *** of a ***, the principal purpose of which is ***. A *** shall be deemed to have *** when the ***.

(2)	*** means a *** of a ***, the principal purpose of which is ***. A *** shall be deemed to have *** when ***.

(3)	*** means a *** of a *** the purpose of which is to *** for its *** in the *** for which it is *** and to serve as the basis for ***. A ***shall be deemed to have *** when the ***.

(4)
*** means, with respect to a *** for an ***, (a) with respect to the ***, the *** by the *** and, (b) with respect to a *** other than the ***, the *** by the *** of the *** with respect to such *** Product for such *** in the ***.

(5)	Each specified milestone payment shall be payable only once, regardless of the number of times the corresponding milestone may be achieved.

(iii)           The following provisions shall apply to this Section 6(a):

(A)
All payments to be made pursuant to the provisions of sub-paragraph (ii) of this Section 6(a), other than the payment specified in clause (A)(1) of sub-paragraph (ii), shall be paid by CORPORATION to NYU and SAMSF within sixty (60) days of the occurrence of the relevant event or the receipt by CORPORATION of the relevant payment.  For the avoidance of doubt, all of the amounts specified to be paid under this Section 6 shall be paid to each of NYU and SAMSF, such that by way of example, without limitation, a total royalty of *** percent (***%) shall be paid on Net Sales of CORPORATION or Corporation Entity under Section 6(a)(i), a total milestone payment of *** thousand dollars ($***) shall be paid under 6(a)(ii)(A)(3), a total percentage of *** percent (***%) of *** shall be paid under Section 6(a)(ii)(C)(2), and so forth.

(B)	For the purposes of sub clauses (3), (4) and (5) of clause (A) of sub-paragraph (ii) of this Section 6(a), the ratio of costs contributed by CORPORATION to total costs shall be calculated as follows:

(1)
If the agreement between CORPORATION and such sublicensee or other entity specifies the proportion of costs to be borne by each party, then the proportion borne by CORPORATION to the total cost, pursuant to such agreement, shall constitute the relevant fraction.

(2)
If the agreement between CORPORATION and such sublicensee or other entity does not specify such proportions, then, in each such case, CORPORATION shall make a good faith estimate of the proportion of costs being borne by each patty and shall give notice to writing to NYU of such estimate, specifying how CORPORATION arrived at such estimate and the proportion borne by CORPORATION to the total cost, pursuant to such estimate shall constitute the relevant fraction.

(3)
With regard to the trials contemplated in Sections 6(a)(ii)(A)(3) and 6(a)(ii)(A)(4) hereof if, at the termination of the relevant trial, the event to which payment is deferred shall not have occurred. CORPORATION shall provide to NYU in writing details of the actual costs of the relevant trial, details of the actual costs of the relevant trial borne by CORPORATION, and details of the actual costs of the relevant trial borne by each sublicensee and/or each other entity, respectively. If it shall appear that the actual proportion borne by CORPORATION of the total cost differs from the fraction as provided by the agreement contemplated in Section 6(a)(iii)(B)(1) or as provided by the estimate contemplated in Section 6(a)(iii)(B)(1), then CORPORATION shall make the necessary payment to NYU and SAMSF or CORPORATION may apply any overpayment to NYU and SAMSF as a credit against future milestone payments due to NYU and SAMSF, respectively, as the case may be.

b.For the purpose of computing the royalties due to NYU and SAMSF hereunder, the year shall be divided into two parts ending on June 30 and December 31. Not later than *** (***) days after each December and June in each Calendar Year during the Payment Term, CORPORATION shall submit to NYU a full and detailed report of royalties or payments due NYU under the terms of this Restated Agreement for the preceding half year (the “Half-Year Report”), setting forth the Net Sales upon which such royalties are computed and including at least

i.the quantity of Licensed Products used, sold, transferred or otherwise disposed of;

ii.the selling price of each Licensed Product;

iii.the deductions permitted under Section 1(g) hereof to arrive at Net Sales; and

iv.the royalty computations and subject of payment.

If no royalties or other payments are due, a statement shall be sent to NYU stating such fact. Payment of the full amount of any royalties or other payments due to NYU and SAMSF for the preceding half year shall be made on even date with each Half-Year Report on royalties and payments. CORPORATION shall keep for a period of at least six (6) years after the date of entry, full, accurate and complete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the determination of the amounts due to NYU and SAMSF from CORPORATION pursuant to the terms of this Restated Agreement.

c.Within *** (***) days after the end of each Calendar Year, commencing on the Date of First Commercial Sale CORPORATION shall furnish NYU with a report (the “Annual Report”), certified by the President or Chief Financial Officer of CORPORATION relating to the royalties and other payments due to NYU pursuant to this Restated Agreement in respect of the Calendar Year covered by such Annual Report and containing the same details as those specified in Section 6(b) above in respect of the Half-Year Report.

d.On reasonable notice and during regular business hours, NYU or the authorized representative of NYU shall each have the right to inspect the books of accounts, records and other relevant documentation of CORPORATION, of any Corporation Entity, and/or of any sublicensees (through multiple tiers) of CORPORATION insofar as they relate to the production, marketing and sale of the Licensed Products, in order to ascertain or verify the amount of royalties and other payments due to NYU and SAMSF hereunder, and the accuracy of the information provided to NYU in the aforementioned reports.

7.           Method of Payment

Royalties and other payments due to NYU and SAMSF hereunder shall be paid to NYU and SAMSF in United States dollars. Any such royalties on or other payments relating to transactions in a foreign currency shall be converted into United States dollars based on the closing buying rate of the Morgan Guaranty Trust Company of New York applicable to transactions under exchange regulations for the particular currency on the last business day of the accounting period for which such royalty or other payment is due.

8.           Confidential Information

a.    Except as otherwise provided in Section 8(b) and 8(c) below, CORPORATION shall maintain any and all of the University Research Technology in confidence and shall not release or disclose any tangible or intangible component thereof to any third party without first receiving the prior written consent of NYU to said release or disclosure.

b.    The obligations of confidentiality on CORPORATION set forth in Section 8(a) shall not apply to any component of the University Research Technology which was part of the public domain prior to the date of the Original University Agreements or which became or becomes a part of the public domain not due to some unauthorized act by or omission of the receiving Party after the effective date of the Original University Agreements or the Amendment Effective Date or which is disclosed to CORPORATION by a third party who has the right to make such disclosure.

c.    The provisions of Section 8(a) notwithstanding, CORPORATION may disclose the University Research Technology to third parties who need to know the same in order to secure regulatory approval for the sale of Licensed Products.

d.    At all times during the term and for a period of *** (***) years following termination or expiration hereof, each of NYU and SAMSF will protect the confidential information of CORPORATION, its affiliates, and each of their respective licensees and sublicensees that is disclosed to NYU and/or SAMSF in connection with the performance or exercise of rights under this Agreement, provided however that such obligations shall not apply to information that:  (i) was known to NYU or SAMSF prior to receipt hereunder, as evidenced by adequate written records; (ii) is or becomes, through no actions or omissions of NYU or SAMSF, generally available to the public; (iii) is generated by NYU or SAMSF by persons who have not had access to or knowledge of the confidential information disclosed hereunder, as can be demonstrated from written records; (iv) is made available to NYU or SAMSF for use and disclosure by NYU or SAMSF from any third party having a right to do so; (v) is required to be disclosed pursuant to a judicial or governmental order, provided that NYU or SAMSF gives CORPORATION prompt advance written notice of such requirement, and reasonably cooperates with all efforts by CORPORATION, its affiliates, and each of their respective licensees and sublicensees, to seek a protective order or other similar order with respect to such confidential information and disclose no more information than is required under the circumstances.

9.           Publication

NYU and SAMSF shall be free to publish the results of the University Research Technology and the Research Project without restriction.

10.           Infringement of UNIVERSITY Patents

a.    In the event a Party to this Restated Agreement acquires information that a third party is infringing one or more of the UNIVERSITY Patents, the Party acquiring such information shall promptly notify the other Party to this Restated Agreement in writing of such infringement.

b.    In the event of an infringement of a UNIVERSITY Patent, CORPORATION shall be entitled but not required to bring suit against the infringer. Should CORPORATION elect to bring suit against an infringer and NYU or SAMSF is joined as a party plaintiff in any such suit, NYU shall have the right to approve the counsel selected by CORPORATION to represent CORPORATION, NYU and/or SAMSF, such approval not to be unreasonably withheld. The expenses of such suit or suits that CORPORATION elects to bring, including any expenses of NYU or SAMSF incurred in conjunction with the prosecution of such suit or the settlement thereof, shall be paid for entirely by CORPORATION and CORPORATION shall hold NYU and SAMSF free, clear and harmless from and against any and all costs of such litigation, including attorneys’ fees.  CORPORATION shall not compromise or settle such litigation without the prior written consent of NYU which shall not be unreasonably withheld.

c.    In the event CORPORATION exercises the right to sue herein conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily involved in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, CORPORATION shall promptly pay to each of NYU and SAMSF an amount equal to *** per cent (***%) of such remainder or *** per cent (***%) of the Net Sales of the infringer, whichever is the lesser and CORPORATION shall be entitled to receive and retain the balance of the remainder of such recovery.

d.    If CORPORATION does not bring suit against said infringer pursuant to Section 10(b) herein, or has not commenced negotiations with said infringer for discontinuance of said infringement, within ninety (90) days after receipt of notice given under Section 10(a), NYU shall have the next right, but shall not be obligated, to bring suit for such infringement. If NYU does not bring suit against said infringer or has not commenced negotiations with said infringer for discontinuance of said infringement, within ninety (180) days after receipt of such notice, SAMSF shall have the next right, but shall not be obligated, to bring suit for such infringement. Should NYU or SAMSF elect to bring suit against an infringer and CORPORATION is joined as a party plaintiff in any such suit, CORPORATION shall have the right to approve the counsel selected by NYU or SAMSF to represent CORPORATION, NYU and/or SAMSF, and NYU or SAMSF (as the case may require) shall hold CORPORATION free, clear and harmless from and against any and all costs and expenses of such litigation, including attorneys’ fees. If CORPORATION has commenced negotiations with an alleged infringer of the University patent for discontinuance of such infringement within such 90-day period, CORPORATION shall have an additional ninety (90) days from the termination of such initial 90-day period to conclude its negotiations before NYU or SAMSF may bring suit for such infringement. In the event NYU or SAMSF brings suit for infringement of any UNIVERSITY Patent, NYU and SAMSF shall have the right to first reimburse themselves out of any sums recovered in such suit or settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees necessarily involved in the prosecution of such suit, and if after such reimbursement, any funds shall remain from said recovery, NYU or SAMSF shall promptly pay to CORPORATION an amount equal to *** percent (***%) of such remainder and NYU and SAMSF shall be entitled to receive and retain the balance of the remainder of such recovery.

e.                      Each Party shall always have the right to be represented by counsel of its own selection in any suit for infringement of the UNIVERSITY Patents instituted by any other Party to this Restated Agreement under the terms hereof. The expense of such counsel shall be borne by such Party.

f.                      CORPORATION agrees to cooperate fully with NYU at the request of NYU, including, by giving testimony and producing documents lawfully requested in the prosecution of any suit by NYU or SAMSF for infringement of the UNIVERSITY Patents; provided, NYU or SAMSF shall pay all reasonable expenses (including attorneys’ fees) incurred by CORPORATION in connection with such cooperation.

11.           Clinical Trials.

CORPORATION shall determine the timing and selection of sites for conducting clinical trials in relation to the University Research Technology.

12.           Liability and Indemnification

a.    CORPORATION shall indemnify, defend and hold harmless NYU, SAMSF and their respective trustees, officers, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments (i) arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by CORPORATION or by licensees or sublicensees or agent of CORPORATION of any Licensed Product, process or service relating to, or developed pursuant to, this Restated Agreement or (ii) arising out of any other activities to be carried out pursuant to this Restated Agreement.

b.    With respect to an Indemnitee, CORPORATION's indemnification under subsection a.(i) of this Section 12 shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of such Indemnitee but shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the willful misconduct of such Indemnitee. CORPORATION's indemnification obligation under subsection a.(ii) of this Section 12 shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities or willful misconduct of any such Indemnitee.

c.    CORPORATION agrees, at its own expense, to provide attorneys reasonably acceptable to NYU to defend against any actions brought or filed against any Indemnitee with respect to the subject of indemnity to which such Indemnitee is entitled hereunder, whether or not such actions are rightfully brought and CORPORATION shall have conduct of the defense to any such actions.

13.           Security for Indemnification

              a.At such time as any Licensed Product, process or service relating to, or developed pursuant to, this Restated Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CORPORATION or by a licensee or sublicensee, Corporation Entity or agent of CORPORATION, CORPORATION shall at its sole costs and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $*** per incident and $*** annual aggregate and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for CORPORATION’s indemnification under Section 12 of this Restated Agreement. If CORPORATION elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $*** annual aggregate) such self-insurance program must be acceptable to NYU. The minimum amounts of insurance coverage required under this Section 13 shall not be construed to create a limit of CORPORATION’s liability with respect to its indemnification under Section 12 of this Restated Agreement.

b.    CORPORATION shall provide NYU with written evidence of such insurance upon request of NYU. CORPORATION shall provide USA and NYU with written notice at least ten (10) days prior to the cancellation, non-renewal or material change in such insurance; if CORPORATION does not obtain replacement insurance providing comparable coverage within such ten (10) day period, NYU shall have the right to terminate this Restated Agreement effective at the end of such sixty (60) day period without notice or any additional waiting periods.

c.    CORPORATION shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Restated Agreement during (i) the period that any product, process or service, relating to, or developed pursuant to, this Restated Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CORPORATION or by a licensee, Corporation Entity or agent of CORPORATION and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than *** (***) years.

14.           Expiry and Termination

a.    Unless earlier terminated pursuant to this Section 14, this Restated Agreement shall expire on a country-by-country basis upon the expiration of the Payment Term.

b.    At any time prior to expiration of this Restated Agreement, either CORPORATION or NYU may terminate this Restated Agreement forthwith for cause, as “cause” is described below, by giving written notice to the other Party. Cause for termination by CORPORATION or NYU shall be deemed to exist if the other Party materially breaches or defaults in the performance or observance of any of the provisions of this Restated Agreement and such breach or default is not cured within *** (***) days or, in the case of failure to pay any amounts due hereunder, *** (***) days (unless otherwise specified herein) after the giving of notice by the other Party specifying such breach or default, or if either Party discontinues its business or becomes insolvent or bankrupt.  NYU acknowledges and agrees that a sublicensee of CORPORATION shall have the right to cure a CORPORATION material breach or default in the event of CORPORATION’s failure to cure.

c.    Any amount payable hereunder by one of the Parties to the other, which has not been paid by the date on which such payment is due, shall bear interest from such date until the date on which such payment is made, at the rate of *** percent (***%) per annum in excess of the prime rate prevailing at the Citibank, N.A., in New York, during the period of arrears and such amount and the interest thereon may be set off against any amount due, whether in terms of this Restated Agreement or otherwise, to the Party in default by any non-defaulting Party.

d.    Upon termination of this Restated Agreement for any reason and prior to expiration as set forth in Section 14(a) hereof, all rights in and to the University Research Technology shall revert to SAMSF and/or NYU, and CORPORATION shall not be entitled to make any further use whatsoever of the University Research Technology.

e.    Termination of this Restated Agreement shall not relieve a Party of any obligation to the other Parties incurred prior to such termination.

f.    Upon termination of the Payment Term with respect to a Licensed Product in a particular country, the License in respect of such Licensed Product in such country shall become non-exclusive and fully paid-up with respect to such Licensed Product in such country.

g.    Sections 1, 3, 8, 12, 13, 14, 17, 19 and 20 hereof shall survive and remain in full force and effect after any termination, cancellation or expiration of this Restated Agreement.

15.           Representation and Warranties by CORPORATION

CORPORATION hereby represents and warrants to NYU and SAMSF as follows:

(a)           CORPORATION is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CORPORATION has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Restated Agreement have been duly authorized by the Board of Directors of CORPORATION.

(b)           There is no pending or, to CORPORATION’s knowledge, threatened litigation involving CORPORATION which would have any effect on this Restated Agreement or on CORPORATION’s ability to perform its obligation hereunder; and

(c)           There is no indenture, contract, or agreement to which CORPORATION is a party or by which CORPORATION is bound which prohibits or would prohibit the execution and delivery by CORPORATION of this Restated Agreement or the performance or observance by CORPORATION of any term or condition of this Restated Agreement.

16.           Representations and Warranties and Covenants of NYU and SAMSF

Each of NYU and SAMSF, with regard to its own activities, respectively, hereby represents and warrants to CORPORATION as follows:

(a)                 NYU is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NYU has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. SAMSF is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. SAMSF has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets.

(b)      The execution, delivery and performance of this Restated Agreement have been duly authorized by the Board of Trustees of NYU and the Board of Trustees of SAMSF.  There is no pending or, to NYU’s or SAMSF’s knowledge, threatened litigation involving NYU or SAMSF which would have any effect on this Restated Agreement or on NYU’s or SAMSF’s ability to perform its obligations hereunder;

(c)           There is no indenture, contract, or agreement to which NYU or SAMSF is a party or by which NYU or SAMSF is bound which prohibits or would prohibit the execution and delivery by NYU of this Restated Agreement or the performance or observance by NYU or SAMSF of any term or condition of this Restated Agreement;

(d)           Neither of NYU nor SAMSF has granted any rights under the University Research Technology to any person other than the CORPORATION (or its predecessors in interest);

17.           Inter-Institutional Agreement

(a)           As set forth elsewhere in this Restated Agreement and as further set forth in this Section 17, each of NYU and SAMSF hereby agrees that (i) SAMSF has authorized NYU to act as lead institution in the prosecution, maintenance and defense of the UNIVERSITY Patents and all matters related to rights, duties and obligations of CORPORATION under this Restated Agreement, (ii) CORPORATION shall have the right to rely on any statements or documents generated by NYU as being binding on SAMSF with respect to all matters related to the Restated Agreement, (iii) any communication by CORPORATION to NYU shall be deemed communicated to SAMSF; and (iv) CORPORATION shall have no obligations with respect to the allocation of rights and obligations as between NYU and SAMSF as licensors under this Agreement, including their revenue sharing, termination rights, reporting obligations and duties with respect to confidential information, and other matters.

(b)           As necessary at NYU’s discretion, NYU shall consult with SAMSF on a timely basis on all significant matters relating to their rights, duties and obligations under this Restated Agreement.  Without limiting the generality of the foregoing, CORPORATION shall be entitled to rely solely on the provisions of this Restated Agreement with respect to its rights, duties and obligations relating to the UNIVERSITY Patents and all other matters contemplated in this Restated Agreement, including the making of payments hereunder, the enforcement of rights hereunder, and the term hereof.

(c)           Each of NYU and SAMSF covenants not to sue CORPORATION, Corporation Entity, Corporation’s sublicensees, each of their respective affiliates and their respective directors, officers, employees, and agents, successors, heirs and assigns in connection with any dispute between NYU and SAMSF related to the exercise of the Parties’ rights and obligations under this Section 17.

18.           No Assignment

Except as specifically provided herein, none of CORPORATION, NYU or SAMSF shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other to such assignment.

19.           Use of Name

Without the prior written consent of the other Party, no Party shall use the name of any of the other Parties or any adaptation thereof or of any staff member, employee or student of the other Parties:

i) in any product labeling, advertising, promotional or sales literature;

ii) in connection with any public or private offering or in conjunction with any application for regulatory approval, unless disclosure is otherwise required by law, in which case any of the three may make factual statements concerning this Restated Agreement or file copies of this Restated Agreement after providing the others with an opportunity to comment and reasonable time within which to do so on such statement in draft.

Except as provided herein, no Party will issue public announcements about this Restated Agreement or the status or existence of the Research Project without prior written approval of, in the case of CORPORATION, NYU, and in the case of NYU and SAMSF, CORPORATION.

20.           Miscellaneous

a.    NYU and SAMSF hereby waive, in accordance with Section 20(g) and 20(h) of this Restated Agreement, any right to terminate this Restated Agreement based on any breach of or default under the Original University Agreements by CORPORATION or any of CORPORATION’s predecessors in interest and the right to pursue a claim against CORPORATION or any of CORPORATION’s predecessor’s in interest, affiliates or sublicensees, for breach or default of the Original University Agreements arising out of CORPORATION’s or any of CORPORATION’s predecessor’s in interest’s, affiliates’ or sublicensees’ actions or failures to act in the performance of the Original University Agreement as of the date of signature of this Restated Agreement, provided that CORPORATION’s indemnification obligations for activities occurring under the Original University Agreements shall remain in effect. NYU, SAMSF and CORPORATION agree that as of the date of signature of this Restated Agreement, the Original University Agreements are in good standing. No waiver of any default or breach arising after the date of signature of this Restated Agreement is granted hereby.

b.    In carrying out this Restated Agreement the Parties shall comply with all local, state and federal laws and regulations including but not limited to, the provisions of Title 35 United States Code §200 et seq.

c.    If any provision of this Restated Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

d.    This Restated Agreement shall be deemed to have been made in the State of New York and shall be governed and interpreted in all respects under the laws of the State of New York.

e.    Any dispute arising under this Restated Agreement shall be resolved in an action in the courts of New York State or the federal courts located in New York State, and the Parties hereby consent to personal jurisdiction of such courts in any action.

f.    All payments or notices required or permitted to be given under this Restated Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, with a national postal service by registered or certified mail (airmail if international) or with a recognized overnight delivery service (such as Federal Express or DHL), addressed as follows:

To NYU:	New York University 650 First Avenue, 6th Floor New York, N.Y. 10016

	Attention:	Abram Goldfinger Executive Director, Industrial Liaison/Technology Transfer

And

Office of Legal Counsel New York University Bobst Library 70 Washington Square South New York, N.Y. 10012

Attention:	Annette B. Johnson, Esq. Senior Counsel for Medical Center Affairs

To SAMSF:	South Alabama Medical Science Foundation University of South Alabama 307 University Blvd. N MSB 2015 Mobile, Alabama 36688-0002 Tel: 251 460-6041 Fax: 251 460-6073 Email: sstrada@jaguar1.usouthal.edu

	Attention:	Dr. Samuel J. Strada President

To CORPORATION:	Intellect USA, Inc. 465 West 23rd Street, Apt. 12-J New York, New York 10001

	Attention:	Chief Financial Officer

or such other address or addresses as any Party may hereafter specify by written notice to the others. Such notices and communications shall be deemed effective on the date of delivery or fourteen (14) days after having been sent by registered or certified mail, whichever is earlier.

g.    This Restated Agreement (and the annexed Appendices) constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and no variation, modification or waiver of any of the terms or conditions hereof shall be deemed binding upon the Parties unless made in writing and duly executed by an authorized representative of each Party.  This Restated Agreement supersedes and replaces any and all prior agreements or understandings, whether oral or written, with respect to the subject matter hereof between CORPORATION, on the one hand, and NYU and SAMSF, on the other hand, including but not limited to the Original University Agreements.

h.    No waiver by any Party of any non-performance or violation by any other Party of any of the covenants, obligations or agreements of such other Party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any Party be deemed to be a waiver by such Party of its rights or remedies with respect to such violation or nonperformance.

i.    The descriptive headings contained in this Restated Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Restated Agreement.

j.    It is not the intent of the Parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the Parties shall be limited to those set out herein and such obligations shall be several and not joint.

k.    CORPORATION shall exercise or shall require its sublicensees to exercise continuous and commercially reasonable efforts to develop and market Licensed Products.  For the avoidance of doubt, and notwithstanding the provisions in ***.  Within *** (***) days after the end of each Calendar Year, CORPORATION shall provide NYU with a written report detailing the efforts of CORPORATION and the efforts of its sublicensees to develop and market Licensed Products during such Calendar Year.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Restated Agreement effective as of the date and year first above written.

NEW YORK UNIVERSITY	INTELLECT USA, INC.

/s/ Abram M. Goldfinger	/s/ Daniel Chain
By: Abram M. Goldfinger	By: Daniel Chain
Title: Executive Director, Industrial Liaison/Technology Transfer	Title: Chairman & CEO

SOUTH ALABAMA MEDICAL SCIENCE FOUNDATION

/s/ Samuel Strada
By: Samuel Strada
Title: President

Appendix I

Patent Report by Invention						Printed: ***	Page 1
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